ELLIOT SAY BUILDING
                                  OFFICE LEASE

THIS lease, made the 24 day of December 1992, by and between TRP General Partnership, whose address is 619 north 35 St., Suite 311, Seattle, Washington, 98103, hereinafter referred to as "Lessor" and Miramar Images Inc. A Washington Corporation, whose address is 200 Second Avenue West, Seattle, Washington 98119, hereinafter referred to as "Lessee."

      1. DESCRIPTION, Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of approximately 6978 rentable square feet (hereinafter referred to as "Premises") situated in the building (along with the parking spaces in the buildings parking lot known as #7, 8, 9, 10, 11, 13-14, 15-16, 17, 20, 21 ,22, 23) at 200 Second Avenue West,
City of Seattle, State of Washington 98119. The legal description of which is:

LOTS 7 AND 8, BLOCK 17, D. T. DENNY'S WATERFRONT ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT RECORDED IN VOLUME 2 OF PLATS, PAGE 61, IN KING COUNTY, WASHINGTON, EXCEPT THAT PORTION OF LOT 7. TAKEN FOR PUBLIC ROADWAY IN KING COUNTY SUPERIOR COURT CAUSE NO. 78943.

      2. TERM, The term of this lease shall be from the first day of February, 1993 until the 31 day of January, 1998. The Lessee has the option to renew this lease for the next succeeding five year term, subject to the same terms and conditions contained herein and with the beginning rent to be the monthly rental rate at the expiration of this lease (1\31\1998) with an adjustment for CPI. To exercise this option tenant must notify the lessor in writing not less than 8 months prior to the expiration date of the current lease.

      3. RENT, Lessee covenants and agrees to pay Lessor rent, and a pro-rated charge for taxes, insurance, utilities including but not limited to, water, sewer, garbage, gas, electricity, heat and cooling system maintenance contract, janitorial services and or cleaning costs and building supplies, each month in advance on the first day of each calendar month. Rent shall be adjusted as follows:

      A. From February 1 1993 rent shall be $5490 per month.

      B. Lessee agrees to pay pro-rated charges for taxes, insurance, utilities including but not limited to, water, sewer, garbage, gas, electricity, heat and cooling system maintenance, janitorial services and or cleaning costs and building supplies. These charges will be based on the relative percentage of:
(1) net rentable square feet in the building as compared to (2) the rentable square feet occupied by the lessee. There are approximately 9968 net rentable square feet in the subject building.

      D. Beginning February 1,1994 the annual rental rate will be adjusted by taking the monthly rent amount of $5490 and by changing it by the % that the revised Consumer Price Index (CPI) has changed for all urban consumers as published by the US Department of labor for the Seattle-Everett Metropolitan area for the closest period measured prior to the anniversary date of the lease (February 1, 1994), but in no event will the monthly rent be less than $5490. Nor will the annual increase exceed 7.5 percent. There after the annual rental rate will be adjusted by changing the prior years rental rate by the % that the revised Consumer Price Index (CPI) has changed for all urban consumers as published by the US Department of labor for the Seattle-Everett Metropolitan area for the closest period measured prior to the anniversary date of the lease. In no event will the monthly rent be less than $5490. Nor will the annual increase exceed 7.5 percent any time in the first five years of the lease. Should the tenant choose to exercise their option to renew this lease, the (CPI) annual increase limit of 7.5% no longer applies after renewal of the lease.

      E. The lessor agrees to pay up to twenty five thousand dollars ($25,000) for remodeling of the space as outlined by Scott Huntleys plans. The final plans and costs all subject to lessor approval. These costs will be charged back to the Lessee through increased lease payments starting no later than March 1, 1993. These payments will amortize the costs over five years, at an interest rate of ten percent per year. Final plans and costs have been approved and are Attached hereto.

      4. Lessee reserves the right of first refusal on the space currently leased to Aids Impact in eighteen months from the inception date of this lease (2/1/1993). If lessee wishes to lease that space, than lessee must give written notice to lessor at least ninety days prior to July 31 1994. The space would be rented at the rate that Aids Impact is paying when

Lessee exercises the right of first refusal and subject to annual adjustment for CPI as discussed above in section "D". In the event that Aids is no longer renting the space the rental rate will be the current market rate and subject to annual adjustments for CPI as discussed above in section "D". The term for this added space shall be coterminous with the term of this lease and subject to all terms and conditions of this lease.

      Lessee further reserves the right of first refusal to additional parking as it becomes available in the building parking lot, and lessor grants this at $65 per space, subject to annual adjustments for CPI as discussed above, in section "D". Parking spaces will only be considered available at lessors option as parking will generally go with leasable space.

      5. CONSIDERATION, As consideration for the execution of this lease, should the lessee exercise the extension of this lease, Lessee will pay to Lessor the sum of $5490, payment of which will begin 4/1/98 and will continue over the following 12 months at a rate of $457.50 per month. In the event Lessee fully complies with all the terms and conditions of this lease, but not otherwise, an amount equal to such sum shall be credited on the last month's rental on the term of this lease.

      6. USES, Lessee agrees that Lessee will use and occupy said Premises for general offices and related purposes and for no other purposes.

      7. RULES AND REGULATIONS, Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

      8. CARE AND SURRENDER OF PREMISES, Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements or fire excepted).

      9. ALTERATION, Lessee shall not make any alterations or improvements in, or additions to said Premises without first obtaining the written consent of Lessor. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury.

      10. RESTRICTIONS, Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of sold building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

      11. WEIGHT RESTRICTIONS, Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

      12. SIGN RESTRICTION, No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor

      I3. LOCKS. No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not. Lessor will have installed a security system beam at the head of, or near the main stair area. Lessee will pay for any central station or other monitoring service and or other related maintenance of a security system.

      14. KEY, Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable each to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

      15. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

      16. SERVICES. Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridor and restrooms, in reasonably good order and condition except for damage occasioned by the act of Lessee.

      Lessor shall furnish Premises with electricity for lighting and operation of low power usage of ice machines, heat, and normal office air-conditioning. Air-conditioning units and electricity there for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide toilet room supplies, exterior window washing with reasonable frequency, and customary janitor service.

      Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever unless due to willful or negligent conduct by lessor No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or, due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

      In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessors building office and not to Lessors employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the

Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

      17. ASSIGNMENT, Lessee will not assign this lease, or any interest hereunder, and this lease, or any interest hereunder, shall not be assigned by operation of law. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, Lessor will not unreasonably withhold written consent. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor.

      16. ADDITIONAL TAXES OR ASSESSMENTS, Should there presently be in effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

      19. LATE PAYMENTS, Any payment, required to be made pursuant to this lease, not made on the date the some is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor.

      Rent shall be invoiced 30 days in advance of due date if after receiving said invoice and in addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than ten (10) days late.

      20. INSURANCE RISK, All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor.

      Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force. Lessee agrees to provide one million dollars, ($1,000,00) general liability insurance and name the lessor as additional insured.

      21. INDEMNIFICATION, Lessee will defend, indemnify end hold harmless Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where and to the extent said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients.

      22. WAIVER OF SUBROGATION, Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise, provided that this paragraph shall be deemed inapplicable if it would have the effect of, but only to the extent that it would have the effect, of invalidating any insurance coverage of lessor or lessee.

      23. SUBORDINATION, This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any Estonia certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph. Lessee further agrees to provide complete financial information including detailed financial statements and tax returns for the most recent two calendar years, in the event the lessor needs them for building financing or sale.

      24. CASUALTY, In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenanted in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate if space is available in the building..

      25. INSOLVENCY, If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessors option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

      26. DEFAULT, If any rent is in arrears for a period of ten (10) days, or if this lease is terminated in accordance with any of the terms herein

(with the exception of Paragraph 25), or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, and lessee fails to cure any such default within twenty days of written notice thereof by lessor then, and in either or any of such events Lessor may, at Lessor's option, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary) without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease. Upon entry as aforesaid, this lease if not otherwise terminated shall immediately cease and terminate. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall also be further liable for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee.

      27. BINDING EFFECT, The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 15 of this lease.

      It is also understood end agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant. Or condition of this lease shell be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

      28. HOLDING OVER, if Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

      29. ATTORNEY'S FEES, in the event suit is brought under the provisions of this lease, the prevailing party shall be entitled to reasonable attorneys fees.

      30. NO REPRESENTATIONS, The Lessor has made no representations or promises except as contained herein or in some future writing signed by Lessor.

      31. QUIET ENJOYMENT, So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

      32. RECORDATION, Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

      34. MUTUAL PREPARATION OF LEASE, it is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

      35. GOVERNING LAW, This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

      36. RIDERS: Riders, attached hereto, as made a part of this lease by reference:

          EXHIBIT A: PERSONAL GUARANTY.
          EXHIBIT B: Lessor agrees to put blinds up
          EXHIBIT C: Final remodel plans


Date:_________________ 19__

     Lessor TRP General Partnership

     _____________________________
     Kirby Torrance III (For TRP General Partnership)
     State of Washington county of King

      I certify that I know or have satisfactory evidence that Kirby Torrance III for TRP General Partnership signed this instrument and acknowledge it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

                                       ___________________________
                                       Dated


                                       ___________________________
                                       Signature of Notary public


                                       ___________________________
                                       Tittle


                                       ___________________________
                                       My appointment date expires

Date: 3 Feb 1993

  Lessee: Miramar Images Inc.

  /s/ [ILLEGIBLE], President
  ---------------------------


          EXHIBIT A: PERSONAL GUARANTY

In consideration of the execution of this lease by the Lessor and for other good and valuable considerations, the undersigned, for themselves, their heirs, successors, and assigns, do jointly, individually, and severally hereby become surety and guaranty for the payment of all amounts due and unpaid under section 3E of this agreement.

If any default under any of the terms and conditions of the lease agreement should at any time be mode by Lessee and Lessee falls to cure within the allotted time, the total unpaid balance due and owing pursuant to
Section 3E of this agreement would become immediately due and payable, together with any interest and any legal, accounting, court or other costs associated with the enforcement of collection For example, if the approved construction costs total twenty five thousand dollars ($25,000) and at the time of default, ten thousand dollars ($10,000) has already been collected from Lessee, the amount guaranteed here under would be Fifteen thousand dollars ($15,000) and this Fifteen thousand dollars ($15,000) becomes immediately due and payable, together with any interest and any legal, accounting, court or other costs associated with the enforcement of collection. Under no circumstances will the amount for which the undersigned is liable exceed that amount remaining unpaid pursuant to section 3E at the time of any default and failure to cure together with any interest and any legal, accounting, court or other costs associated with the enforcement of collection.

While a default by Lessee under any of the terms and conditions of the lease agreement followed by failure to cure within the allotted time would enable Lessor to collect monies pursuant to this Guaranty, the undersigned is only guaranteeing the payment of those monies remaining due and payable pursuant to section 3E. Under no circumstances will this Guaranty be construed or interpreted to guarantee any other financial obligation which Lessee may have as a result of the lease agreement.

INDIVIDUAL GUARANTORS

/s/ [ILLEGIBLE]
------------------------

EXHIBIT B.

      Lessor agrees to put in window coverings (blinds) in the lessee's offices on the West side of the building where there are none currently.

EXHIBIT C: Final plans for remodel

----------------------------
ESTIMATE FOR:
         MIRAMAR                                     12/28/92
         200 2ND AVE. W.
         SEATTLE, WA. 98101
----------------------------

     PROJECT: OFFICE RENOVATION - LOWER MAIN AREA
     --------------------------------------------
-----------------------------------------------------------------------
ITEM                                                             COST
-----------------------------------------------------------------------
Dustproofing                                                    $150.00
-----------------------------------------------------------------------
Demo                                                            $600.00
-----------------------------------------------------------------------
Electrical and phone                                          $1,850.00  allotment for phone and power
-----------------------------------------------------------------------
Build and install double doors using existing                   $575.00
-----------------------------------------------------------------------
Framing and drywall                                           $2,875.00
-----------------------------------------------------------------------
1" x 4" Partitions with wood edge                             $1,370.00
-----------------------------------------------------------------------
Casework price for 10 cabinets-installed                      $1,750.00
-----------------------------------------------------------------------
Counters p-lam with stained wood nosing                       $2,090.00  add $335.00 for single
-----------------------------------------------------------------------
Wood stained and laquered counter splash                        $300.00
-----------------------------------------------------------------------
Painting                                                        $650.00
-----------------------------------------------------------------------
Carpet repair and cleaning                                      $650.00
-----------------------------------------------------------------------
1x4 base painted                                                $575.00
-----------------------------------------------------------------------
Misc. trim and trim repair                                      $350.00
-----------------------------------------------------------------------
Cleanup                                                         $250.00
-----------------------------------------------------------------------
Profit and overhead                                           $1,100.00
-----------------------------------------------------------------------
TOTALS                                                       $15,135.00
-----------------------------------------------------------------------

         TOTAL ..........................................    $15,135.00
         8.2% STATE TAX .................................    +$1,241.07
                                                            -----------
         TOTAL DUE ......................................    $16,376.07
                                                            -----------

----------------------------
Thank you for your business.
         Lars Construction
         2330 Minor St. E.
         Seattle, Wa. 98102
         Phone: 329-5838
----------------------------

----------------------------
ESTIMATE FOR:
         MIRAMAR                                     12/28/92
         200 2ND AVE. W.
         SEATTLE, WA. 98101
----------------------------

     PROJECT: OFFICE RENOVATION - UPPER AREA EAST SIDE
     -------------------------------------------------
-----------------------------------------------------------------------
ITEM                                                            COST
-----------------------------------------------------------------------
Dustproofing                                                     $50.00
-----------------------------------------------------------------------
Demo                                                            $250.00
-----------------------------------------------------------------------
Electrical and phone                                            $750.00  allotment
-----------------------------------------------------------------------
Framing and drywall                                             $775.00
-----------------------------------------------------------------------
Sound batts                                                     $100.00
-----------------------------------------------------------------------
Painting                                                        $325.00
-----------------------------------------------------------------------
Carpet repair                                                   $100.00  allotment
-----------------------------------------------------------------------
1x4 wood painted base                                           $150.00
-----------------------------------------------------------------------
Misc. trim, trim repair, and barn brd. repair                   $125.00
-----------------------------------------------------------------------
Cleanup                                                         $100.00
-----------------------------------------------------------------------
Profit and overhead                                             $275.00
-----------------------------------------------------------------------
TOTALS                                                        $3,000.00
-----------------------------------------------------------------------

         TOTAL ...........................................    $3,000.00
         8.2% STATE TAX ..................................     +$246.00
                                                            ------------
         TOTAL DUE .......................................    $3,246.00
                                                            ------------

----------------------------
Thank you for your business.
         Lars Construction
         2330 Minor St. E.
         Seattle, Wa. 98102
         Phone: 329-5838
----------------------------

----------------------------
ESTIMATE FOR:
         MIRAMAR                                     12/28/92
         200 2ND AVE. W.
         SEATTLE, WA. 98101
----------------------------

     PROJECT: OFFICE RENOVATION - LAW OFFICE AREA
     --------------------------------------------
-----------------------------------------------------------------------
ITEM                                                             COST
-----------------------------------------------------------------------
Dustproofing                                                     $75.00
-----------------------------------------------------------------------
Demo                                                            $270.00
-----------------------------------------------------------------------
Electrical and phone                                            $525.00  allotment
-----------------------------------------------------------------------
Framing and drywall                                             $875.00
-----------------------------------------------------------------------
Sound batts in walls                                            $125.00
-----------------------------------------------------------------------
Move doors                                                      $375.00
-----------------------------------------------------------------------
Painting and staining                                           $415.00
-----------------------------------------------------------------------
Carpet repair                                                   $150.00  allotment
-----------------------------------------------------------------------
1x4 wood painted base                                           $225.00
-----------------------------------------------------------------------
Misc. trim and trim repair                                      $200.00
-----------------------------------------------------------------------
Cleanup                                                         $125.00
-----------------------------------------------------------------------
Profit and overhead                                             $330.00
-----------------------------------------------------------------------
TOTALS                                                        $3,690.00
-----------------------------------------------------------------------

         TOTAL ...........................................    $3,690.00
         8.2% STATE TAX ..................................     +$302.58
                                                            ------------
         TOTAL DUE .......................................    $3,992.58
                                                            ------------

----------------------------
Thank you for your business.
         Lars Construction
         2330 Minor St. E.
         Seattle, Wa. 98102
         Phone: 329-5838
----------------------------

                                 LEASE AMENDMENT


      THIS LEASE AMENDMENT (the "Agreement") is entered into by and between the following parties: TRP General Partnership (the "Landlord"), MIRAMAR IMAGES, INC., a Washington corporation ("Miramar"); and UNAPIX ENTERTAINMENT, INC., a Delaware corporation ("Unapix").

      WHEREAS, Landlord and Miramar are party to a certain office lease dated December 24, 1992, (as amended to date, the "Lease"); and

      WHEREAS, Landlord has asserted certain unsatisfied claims (as defined below) against Miramar for defaults by Miramar under the Lease and the other claims set forth on "Schedule A" hereto; and

      WHEREAS, Unapix, is considering the acquisition of Miramar (the "Acquisition"); and

      WHEREAS, Unapix has required as a condition to the Acquisition, among other things, that all Claims (except as set forth on Schedule "B" hereto, if any) be settled and released and the Lease be amended all on terms satisfactory to Unapix; and

      WHEREAS, Miramar and Landlord have agreed to settle and release all Claims (except as set forth on Schedule "B" hereto, if any) and amend the Lease on the terms set forth herein, conditioned upon the consummation of the Acquisition,

      NOW THEREFORE be it hereby agreed as follows:

A.    SETTLEMENT; CONSIDERATION.

      1. Landlord agrees that all Claims, except for obligations or transactions set forth on Schedule "B", if any, are settled, discharged and released forever effective upon receipt of the following consideration:

            (a) the payment by Miramar to Landlord of an amount equal to $24,952 pursuant to paragraph E(1)(j); and

            (b) such number of shares of Unapix Common Stock $.01 par value per share as shall aggregate in current market value $24,952 (the "Shares") (collectively, the "Consideration"). For purposes of this Agreement, "current market value" shall equal the average of the closing sales prices of the Unapix Common Stock as reported by the American Stock Exchange ("AMEX"), over the 30 trading days immediately preceding the third trading day immediately preceding the Closing date; provided, however, that if on any such trading day there is no reported sale on the AMEX, then the average of the last bid and asked price of Unapix's Common Stock on such date as reported by the AMEX, shall be deemed the closing sales price on such date.

      2. Landlord agrees that it shall not sell, transfer, assign, encumber or convey in any manner the Shares or any interest therein for a period of one year from the date the Acquisition is consummated.

B.    RELEASE.

      In return for the Consideration, Landlord, on behalf of itself, its agents, servants, attorneys, accountants, representatives, heirs and assigns, hereby fully releases and discharges Miramar, Unapix, and their respective parents, subsidiaries or affiliated companies, the successors and assigns, agents, servants, attorneys, directors, shareholders, officers, accountants and representatives of each of Miramar, Unapix and their respective parents, subsidiaries and affiliated companies (collectively, "Related Parties"), from all suits, debts, liens, liabilities, claims, demands, losses including without limitation any claims for attorneys' fees and costs and expenses of any nature whatsoever, known or unknown, fixed or contingent which Landlord now has, whether or not such matter is contingent or matured, or may hereafter have, against Miramar, Unapix or the Related Parties, from the beginning of the world to the day and date of this Agreement (collectively, the "Claims") except those Claims set forth on Schedule "B".

C.    REPRESENTATIONS AND AGREEMENTS OF CLAIMANT.

      1. Landlord represents and warrants that there has not been any assignment or other transfer of, nor shall it assign or transfer after the date hereof, any interest in the Claims, and Landlord agrees to indemnify and hold Miramar, Unapix and their respective Related Parties harmless from any liability, in connection with or arising out of the Claims (including, without limitation, attorneys' fees) incurred by Miramar, Unapix or their respective Related Parties as a result of any other person asserting any claims or rights arising from any assignment or transfer of the Claims or any rights relating thereto.

      2. Landlord agrees that if it commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims, then Landlord shall pay to Miramar, Unapix and the Related Parties, in addition to any other damages caused to Miramar, Unapix and the Related Parties, all attorneys' fees incurred by Miramar, Unapix and the Related Parties in defending or otherwise responding to such suit or claim.

      3. The releases contained in this Agreement shall act as releases of future claims (other than as expressly and specifically set forth on Schedule "B" attached hereto) which may arise from transactions, disputes, or differences prior to the date hereof whether such Claims are currently known, foreseen or unforeseen, patent or latent. Landlord understands and acknowledges the significant consequences of such waiver and hereby assumes full responsibility for any injuries, damages, losses, or liabilities it may hereafter incur from the Claims and the transactions, circumstances, and actions relating in any way, or giving rise to the Claims.

      4. Claimant represents and warrants that Claimant is not aware of any other claims, suits, debts, liens, liabilities, demands or losses of any nature whatsoever which may be asserted by any affiliate of Claimant (including, without limitation, any employee, officer, director or owner or other affiliate of Claimant) against Miramar.

D.    UNAPIX'S AGREEMENT TO UNDERTAKE REGISTRATION.

      1. Unapix will use its best efforts to (a) prepare and file under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the resale of the Shares (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of securities to the public for cash); (b) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify the Shares in certain states, if any is required; and (c) use reasonably diligent efforts to cause such registration statement to become effective and to keep such registration statement and state blue sky filings, if any, current and effective for a period of two years use reasonable efforts to prepare and file under the Act such amendments and supplements to the registration statement and the prospectus which is a part thereof as may be necessary to comply with the provisions of the Act with respect to the disposition of all of the Shares; (d) furnish such number of copies of the prospectus which is a part of the registration statement, including any amendment of or supplement to the prospectus, as may be necessary in order to facilitate the public sale or other disposition of the Shares by Landlord; and
(e) notify Landlord, after the Landlord has notified Unapix that he intends to sell, of the happening of an event as a result of which, or upon the discovery that, the prospectus contained in such registration statement, as then in effect, includes a untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      2. All expenses associated with the preparing and filing of such registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under the registration statement) shall be borne in full by Unapix, including, without limitation, all registration and filing fees, printing expenses, fees and costs of counsel to Unapix and auditor's fees and expenses, except that the underwriting commissions, discounts and expenses attributable to the Shares so registered and the fees and disbursements of counsel, if any, to the Landlord shall be borne by the Landlord. Unapix may include other securities in any such registration statement.

      3. Landlord agrees to complete, execute and deliver all such documents and undertakings as Unapix may deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. Landlord agrees to be responsible for the veracity and comprehensiveness of all information supplied to Unapix in connection with the registration statement. Unapix's obligations, set forth in Section D. 1 above, are contingent on Landlord's satisfaction of its obligations set forth herein.

      4. Landlord further acknowledges and agrees that the Certificate evidencing the Shares will bear a legend substantially as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ANY SECURITIES FOR WHICH SUCH SECURITIES ARE EXERCISABLE) HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR HIS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXCEPTION THEREFROM AS EVIDENCED BY A WRITTEN OPINION OF LEGAL COUNSEL FOR UNAPIX ENTERTAINMENT, INC.

            ADDITIONALLY, THE SHARES REPRESENTED BY THIS CERTIFICATE (OR ANY PART OF THEM) MAY NOT BE TRANSFERRED, SOLD, ENCUMBERED OR CONVEYED IN ANY MANNER PRIOR FOR [ONE YEAR FROM THE DATE THE ACQUISITION IS CONSUMMATED].

      5. Landlord acknowledges that Unapix has delivered to Landlord copies of its Annual Report on Form 10-KSB for the year ended December 31, 1995, its Proxy Statement for its 1996 Annual Meeting of Stockholders and its Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 1996 and Prospectus dated February 2, 1996 (collectively, the "Disclosure Documents").

      6. Landlord acknowledges, represents and agrees as follows:

            (a) Landlord acknowledges that Landlord has been afforded the opportunity to obtain any information necessary to verify the accuracy of any information set forth in the Disclosure Documents and has had all of Landlord's inquiries to Unapix answered in full, and has been furnished all requested materials relating to Unapix and the sale of the Shares.

            (b) Landlord acknowledges and represents that Landlord has not been furnished any literature about Unapix other than as set forth in the Disclosure Documents.

            (c) Landlord acknowledges and represents Landlord is acquiring the Shares as principal for Landlord's own investment account, and not (i) with a view to the resale or distribution of all or any part of such Shares, or (ii) on behalf of another person who has not made the foregoing representation,

            (d) Landlord has evaluated the risks of investing in Unapix and has substantial knowledge concerning, and experience in making investment decisions of this type.

            (e) Landlord has knowledge and experience in financial and business matters and is capable of evaluating the merits and risk of the perspective investment and the undersigned understands the fundamental aspects of and risks involved in an investment in Unapix's Shares, including (1) the speculative nature of the investment, (2) the financial hazards involved, including the risk of losing the entire investment, (3) the lack of liquidity and the restrictions on the transferability of the Shares, and (4) the inherent risks relating to the business of Unapix.

E.    LEASE ESTOPPEL AND AMENDMENT

      1. In order to induce Unapix and Miramar to enter into this Agreement, Landlord represents and warrants:

                  a. Upon consummation of this Agreement and the Acquisition and the payment of the Consideration, the Lease (a true, correct and complete copy of which is attached hereto) as amended hereby shall represent the entire understanding of the parties with respect to the leased premises described therein.

                  b. Upon consummation of this Agreement and the Acquisition and upon payment of the Consideration, (i) no event of default, default or situation or circumstance, which with the passage of time or the giving of notice or both shall constitute an event of default or default shall exist; and (ii) the Lease shall be in full force and effect.

                  c. A security deposit of $0 is currently held by Landlord under the Lease.

                  d. The demised premises covered by the Lease are: the second floor Mezzanine; shipping/warehouse, kitchen, restrooms and 10 parking spaces, office and Production Studio (the "Demised Premises").

                  e. Other than amendments expressly and specifically provided for below, all other terms and conditions of the Lease remain in full force and effect.

                  f.    The Lease is hereby amended as follows:

                  g.    The description of the leased premises set forth in
                        Section 1 is hereby amended to include the Demised Premises.

                  h. Section 2 is hereby amended by deleting "1998" in the second line thereof and the third line from the bottom thereof and replacing same in each case with "1999"; providing for an extension of one year of the initial term of the Lease and adjusting the commencement of the five year renewal option term.

                  i. Section 3.D. is hereby deleted and replaced with the following: "C. Beginning April 1, 1997, the monthly rental rate will be $8,250. Such monthly rental rate shall be adjusted on April 1 of each year thereafter by increasing such amount by the percentage increase in the Consumer Price Index for all urban consumers as published by the U.S. Department of Labor for the Seattle-Everett Metropolitan area then most recently published from such Index applicable on April 1 of the prior year."

                  j. Section 3.E. is hereby deleted and the following section inserted in its place: "D. Beginning April 15, 1997, and on the 15th day of each month thereafter until and including September 15, 1997, Lessee shall pay $4,158.67 towards amortization of credit extended by Lessor for "build out" expenses and unpaid rent, (which total Twenty Four Thousand Nine Hundred Fifty Two Dollars ($24,952)).

                  k. Paul Sullivan is hereby fully released from his past, present and executory obligations as Guarantor under the Lease effective upon the execution of this Agreement.

      2. The parties hereto acknowledge that Unapix (other than with respect to the Consideration set forth in Section 1) shall not be liable, directly or indirectly, for any amount under or with respect to the Lease as modified hereby.

F.    CONDITION PRECEDENT TO THE LEASE AMENDMENTS
      AND RELEASE CONTAINED HEREIN.

      1. The obligations of Unapix, Miramar, and Landlord contained herein, are expressly subject to and contingent upon the consummation of the Acquisition.

      2. Unapix shall have no liability whatsoever for the failure to complete the Acquisition and accordingly for the failure to consummate the transactions contemplated hereby and Landlord hereby waives any claim and releases Unapix of any liability whatsoever hereunder of any nature for damages matured or contingent that may arise or be in any way connected with this Agreement or the Claims.

G.    MISCELLANEOUS.

      1. This Agreement is an integral part of a compromise of the Claims, disputes and differences between the parties and shall not be treated for any purpose as an admission of liability by any of the parties hereto or as an admission of the truthfulness of any of the allegations asserted by either party.

      2. This Agreement shall inure to the benefit of, and may be enforced by, the successors or assigns and other personal representatives of each of the parties hereto.

      3. In the event a suit is brought by any party hereto to enforce the terms described in this Agreement, or any controversy arising therefrom, the prevailing party shall be entitled to costs and attorneys' fees which shall be measured by the customary charges of such party's attorneys.

      4. Landlord acknowledges and represents, he has full power and authority to enter into this Agreement and to complete the transactions contemplated hereby.

      5. This Agreement is made under and shall be construed and enforced in accordance with the laws of the State of Washington without giving effect to conflict of law principles.

      6. This Agreement contains the entire agreement between the parties hereto relative to the subject matter hereof. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

      7. If any provision of this Agreement shall be held unenforceable to any extent, the remainder of this Agreement shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

      8. This Agreement shall not be effective unless the Acquisition is consummated to Landlord and shall be void and of no further force and effect if the Acquisition is consummated on or prior to March 31, 1997.


Dated: March 17, 1997                  MIRAMAR IMAGES, INC.



                                       __________________________________
                                       By:  G. Paul Sullivan, President

                                       UNAPIX ENTERTAINMENT, INC.,
                                         a Delaware Corporation

                                       By:_______________________________
                                           Name:
                                           Title:


                                       LANDLORD:
                                       TRP GENERAL PARTNERSHIP


                                       __________________________________
Dated: March 17, 1997                  Name: Kirby Torrance, III
                                       Title: General Partner

                                   SCHEDULE A

                                 Included Claims


      All claims by Landlord, pursuant, or in any way relating, to the Lease or obligations of Miramar and Paul Sullivan as Guarantor thereunder, arising or accruing prior to the date hereof and for all acts and omission of Miramar and Mr. Sullivan on or prior to the date hereof relating to the Lease or the occupancy of Miramar of the premises described therein.

                                   SCHEDULE B

                                 Excluded Claims


      Executory obligations under the Lease as amended hereby arising or accruing for the first time after the date hereof.

STATE OF _____________  )
                        ) SS.
COUNTY OF               )


      BE IT REMEMBERED, that on this 17th day of March, 1997, before me the subscriber, _________________________________, the, _______________ of,
Landlord, who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.


                                       __________________________________


STATE OF _____________  )
                        ) SS.
COUNTY OF               )


      BE IT REMEMBERED, that on this 17th day of March, 1997, before me the subscriber, _________________________________, the, _______________ of, Unapix
Entertainment, Inc., who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.


                                       __________________________________


STATE OF _____________  )
                        ) SS.
COUNTY OF               )


      BE IT REMEMBERED, that on this 17th day of March, 1997, before me the subscriber, _________________________________, the, _______________ of, Miramar
Images, Inc., who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.


                                       __________________________________